WHEELING-PITTSBURGH CORPORATION WHEELING-PITTSBURGH
                   STEEL CORPORATION CONSUMERS MINING COMPANY
                  WHEELING-EMPIRE COMPANY MINGO OXYGEN COMPANY
              PITTSBURGH-CANFIELD CORPORATION WHEELING CONSTRUCTION
              PRODUCTS, INC. WP STEEL VENTURE CORPORATION CHAMPION
                              METAL PRODUCTS, INC.



                                  $275,000,000

                      9 1/4% Series A Senior Notes due 2007

                               Purchase Agreement

                                November 20, 1997





                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION


                            CITICORP SECURITIES, INC.

                                  $275,000,000

                      9 1/4% Series A Senior Notes due 2007
                                       of
                         WHEELING-PITTSBURGH CORPORATION

                               PURCHASE AGREEMENT


                                November 20, 1997


DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
CITICORP SECURITIES, INC.
c/o Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172

Dear Sirs:

                  Wheeling-Pittsburgh  Corporation,  a Delaware corporation (the
"Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Citicorp Securities, Inc. (each an "Initial Purchaser" and, collectively, the "Initial Purchasers") an aggregate of $275,000,000 in principal amount of its 9 1/4% Series A Senior Notes due 2007 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes are to be issued pursuant to the provisions of an indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and Bank One, N.A., as trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." The Notes will be guaranteed (the "Subsidiary Guarantees") by each of the entities listed on Schedule A, hereto (each, a "Guarantor" and collectively the "Guarantors"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

                  1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated November 3, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated November 20, 1997 (the "Offering Memorandum"), relating to the Series A Notes and the Subsidiary Guarantees.

                  Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB") OR
         (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE

         TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO
         REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                  2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 97.246% of the principal amount thereof (the "Purchase Price").

                  3. Terms of Offering. The Initial Purchasers have advised the Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses
(i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 99.621% of the principal amount thereof. Such price may be changed at any time without notice.

                  Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 9 1/4% Series B Senior Notes due 2007 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and the Subsidiary Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series

A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Subsidiary Guarantees the Offering Memorandum, the Preliminary Offering Memorandum and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

                  4.       Delivery and Payment.

                           (a) Delivery  of, and payment of the  Purchase  Price
for, the Series A Notes shall be made at the offices of Weil, Gotshal & Manges LLP or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on November 26, 1997 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

                           (b) One or more of the  Series A Notes in  definitive
global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

                  5. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors hereby agrees with the Initial Purchasers as follows:

                           (a) To advise the Initial Purchasers promptly and, if
requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not mis-leading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                           (b) To  furnish  the  Initial  Purchasers  and  those
persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

                           (c) During  such  period as in the opinion of counsel
for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

                           (d) If, during the period referred to in Section 5(c)
above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply in all material respects with applicable law.

                           (e) Prior to the sale of all Series A Notes  pursuant
to Exempt Resales as contemplated hereby, to cooperate in all material respects with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

                           (f) So long as the Notes are outstanding, (i) to mail
and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

                           (g) So long as the Notes are outstanding,  to furnish
to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company and/or its subsidiaries as the Initial Purchasers may reasonably request.

                           (h) So  long  as any of the  Series  A  Notes  remain
outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or

15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

                           (i) Whether or not the  transactions  contemplated in
this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes and the Subsidiary Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes and the Subsidiary Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Subsidiary Guarantees, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and
(xi) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

                           (j) To use its best  efforts to effect the  inclusion
of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                           (k) To obtain the  approval  of DTC for  "book-entry"
transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

                           (l) During the period  beginning  on the date  hereof
and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Subsidiary Guarantees (other than the Notes and the Subsidiary Guarantees), without the prior written consent of the Initial Purchasers.

                           (m) Not to sell,  offer for sale or solicit offers to
buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

                           (n) Not to voluntarily  claim, and to actively resist
any attempts to claim, the benefit of any usury laws against the holders of any Notes.

                           (o) To  cause  the  Exchange  Offer to be made in the
appropriate form to permit Series B Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

                           (p) To comply with all of its agreements set forth in
the Registration Rights Agreement.

                           (q) To use its best  efforts  to do and  perform  all
things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Subsidiary Guarantees.

                  6. Representations, Warranties and Agreements of the Company and the Guarantors. As of the date hereof, each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, the Initial Purchasers that:

                           (a)  The  Preliminary  Offering  Memorandum  and  the
Offering Memorandum (which will be sent with the confirmation of sales) do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. To the knowledge of the Company, no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                           (b) Each of the Company and its subsidiaries has been
duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified or licensed and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification or license, except where the failure to be so qualified or licensed would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                           (c) All  outstanding  shares of capital  stock of the
Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

                           (d) The  entities  listed on Schedule  C-1 hereto are
the only subsidiaries, direct or indirect, of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as set forth on Schedule C-3 hereto (each, a "Lien").

The entities listed on Schedule C-2 hereto are the only other entities in which the Company has a direct or indirect equity interest. The number of shares or other equity interests owned by the Company representing the percentage interests each as listed across from each entity on Schedule C-2 have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries free and clear of any Liens.

                           (e) This Agreement has been duly authorized, executed
and delivered by the Company and each of the Guarantors.

                           (f) The  Indenture  has been duly  authorized  by the
Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company, each of the Guarantors and all other parties thereto, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                           (g) The Series A Notes have been duly authorized and,
on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Series A Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

                           (h) On the Closing Date, the Series B Notes will have
been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable or other principles of general applicability.

                           (i) The  Subsidiary  Guarantee  to be endorsed on the
Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable or other principles of general applicability. On the Closing Date, the Subsidiary Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

                           (j) The  Subsidiary  Guarantee  to be endorsed on the
Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Subsidiary Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. When the Series B Notes are issued, authenticated and delivered, the Subsidiary Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof in the Offering Memorandum.

                           (k) The  Registration  Rights Agreement has been duly
authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration

Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

                           (l) The Term Loan  Agreement  among the Company,  DLJ
Capital Funding, Inc., as syndication agent, and the lenders party thereto (the "Term Loan Agreement") has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Term Loan Agreement has been duly executed and delivered, the Term Loan Agreement will be a valid and binding agreement of the Company, enforceable against the Company and each Guarantor in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Term Loan Agreement will conform in all material respects as to legal matters to the summary description thereof in the Offering Memorandum.

                           (m) Neither  the Company nor any of its  subsidiaries
is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, (i) to which the Company or any of its subsidiaries is a party or (ii) by which the Company or any of its subsidiaries or their respective property is bound.

                           (n) The execution,  delivery and  performance of this
Agreement and the other Operative Documents by the Company and each of the Guarantors, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, (x) to which the Company or any of its subsidiaries is a party or (y) by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

                           (o)   The    Intercreditor,    Indemnification    and
Subordination Agreement has been duly authorized by the Company and WPSC and, on the Closing Date, will have been duly executed and delivered by the Company and WPSC. When the Intercreditor, Indemnification and Subordination Agreement has been duly executed and delivered, the Intercreditor, Indemnification and Subordination Agreement will be a valid and binding agreement of the Company and WPSC, enforceable against the Company and WPSC in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Intercreditor, Indemnification and Subordination Agreement will conform in all material respects as to legal matters to the summary description thereof in the Offering Memorandum.

                           (p)  The  Tax   Sharing   Agreement   has  been  duly
authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company. When the Tax Sharing Agreement has been duly executed and delivered, the Tax Sharing Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability. On the Closing Date, the Tax Sharing Agreement will conform in all material respects as to legal matters to the summary description thereof in the Offering Memorandum.

                           (q)  There are no legal or  governmental  proceedings
pending or to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

                           (r)  Except  as has been  disclosed  in the  Offering
Memorandum, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which would not have a Material Adverse Effect.

                           (s) Except as disclosed  in the Offering  Memorandum,
there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                           (t)   Each  of  the   Company   and  its   Restricted
Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

                           (u) The accountants,  Price Waterhouse LLP, that have
certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                           (v)  The  accountants  for  Wheeling-Nisshin,   Inc.,
Coopers & Lybrand LLP, that have certified the financial statements and supporting schedules for Wheeling- Nisshin, Inc. included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes for Wheeling-Nisshin, Inc., set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

                           (w) The  historical  financial  statements,  together
with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply, but do not contain year-end adjustments or notes to quarterly financial statements; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                           (x) The "as adjusted" financial  information and data
included in the Preliminary Offering Memorandum and the Offering Memorandum are, in all material respects, accurately presented and as calculated are prepared on a basis consistent with the historical financial statements.

                           (y) The Company is not and,  after  giving  effect to
the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           (z)   There   are   no   contracts,   agreements   or
understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement.

                           (aa) Neither the Company nor any of its  subsidiaries
nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                           (ab) No  "nationally  recognized  statistical  rating
organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company's or any Guarantor's retaining any rating assigned to the Company or any Guarantor, any securities of the Company or any Guarantor or (ii) has indicated to the Company or any Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or any Guarantor.

                           (ac)   Since  the   respective   dates  as  of  which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

                           (ad) Each of the Preliminary  Offering Memorandum and
the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

                           (ae)  When  the  Series  A Notes  and the  Subsidiary
Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Subsidiary Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or the Guarantors that is listed on a national securities exchange registered under
Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

                           (af) No  form  of  general  solicitation  or  general
advertising (as defined in Regulation D under the Act) was used by the Company, the Guarantors or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                           (ag) Prior to the  effectiveness  of any Registration
Statement, the Indenture is not required to be qualified under the TIA.

                           (ah) None of the Company,  the  Guarantors nor any of
their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Subsidiary Guarantees.

                           (ai) Subject to the  accuracy of the  representations
and warranties of the Initial Purchasers in Section 7 hereof, the Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                           (aj) Subject to the  accuracy of the  representations
and warranties of the Initial Purchasers in Section 7 hereof, the sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                           (ak) The Company, the Guarantors and their respective
affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series

A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

                           (al)  The  Series  A  Notes  sold  in   reliance   on
Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                           (am) No  registration  under the Act of the  Series A
Notes or the Subsidiary Guarantees is required for the sale of the Series A Notes and the Subsidiary Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

                           (an) Except as disclosed in the Offering  Memorandum,
no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by Item 404 of Regulation S-K under the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

                           (ao)  All   indebtedness   of  the  Company  and  the
Guarantors that will be repaid with the net proceeds of the issuance and sale of the Series A Notes was incurred, and the indebtedness represented by the Series A Notes is being incurred, for proper corporate purposes and in good faith and each of the Company and the Guarantors was, at the time of the incurrence of such indebtedness that will be repaid with the net proceeds of the issuance and sale of the Series A Notes, and will be on the Closing Date (after giving effect to the application of the net proceeds from the issuance of the Series A Notes) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the net proceeds of the issuance and sale of the Series A Notes and will have on the Closing Date (after giving effect to the application of the net proceeds from the issuance of the Series A Notes) sufficient capital for carrying on their respective business and were, at the time of the incurrence of such indebtedness that will be repaid with the net proceeds of the issuance and sale of the Series A Notes, and will be on the closing Date (after giving effect to the application of the proceeds from the issuance of the Series A Notes) able to pay their respective debts as they mature.

                           (ap) The Company and its Restricted Subsidiaries have
good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Restricted Subsidiaries, in each case except as described in the Offering Memorandum.

                           (aq) All material tax returns required to be filed by
the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                           (ar) To the  knowledge  of the  Company no action has
been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents, the issuance of the Series A Notes or the Subsidiary Guarantees, or suspends the sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes or the Subsidiary Guarantees in any jurisdiction referred to in Section 5(e).

                           (as) Each  certificate  signed by any  officer of the
Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers at the Closing shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

                  The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 9 hereof, counsel to the

Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

                  7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company, and agrees that:

                           (a)  Such  Initial  Purchaser  is a  QIB,  with  such
knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                           (b) Such Initial  Purchaser  (A) is not acquiring the
Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

                           (c) Such  Initial  Purchaser  agrees  that no form of
general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                           (d) Such Initial Purchaser agrees that, in connection
with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that such Initial Purchaser reasonably believes are QIBs and (B) Regulation S Purchasers, in each case, that agree that
(x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
(III) in an offshore
transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or (VI) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

                           (e)  None of such  Initial  Purchaser  nor any of its
affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Subsidiary Guarantees.

                           (f) The  Series  A  Notes  offered  and  sold by such
Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

                           (g) The sale of the Series A Notes  offered  and sold
by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

                           (h) Such  Initial  Purchaser  agrees  that it has not
offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

                           (i) Such Initial  Purchaser  agrees that, at or prior
to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule
                  144A), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.

                           (j) Such Initial  Purchaser  agrees that the Series A
Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

                           (k) Such Initial  Purchaser  further  represents  and
agrees that (i) it has not offered or sold and will not offer or sell any Series A Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Series A Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Series A Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                           (l) Such  Initial  Purchaser  agrees that it will not
offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the

Series A Notes in such jurisdictions. Such Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

                  Each Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and each Initial Purchaser hereby consents to such reliance.

                  8.       Indemnification.

                           (a) The Company and each Guarantor agree, jointly and
severally, to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A
Information provided by the Company or any Guarantor to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to an Initial Purchaser furnished in writing to the Company by such Initial Purchaser.

                           (b) The Initial  Purchasers agree,  severally but not
jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors, to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers but only with reference to information relating to the Initial Purchasers furnished in writing to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

                           (c) In case any action shall be  commenced  involving
any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to timely assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that representation of both parties is inappropriate due to actual or potential different legal defenses available to them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                           (d) To the extent the indemnification provided for in
this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (before deducting expenses) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           The  Company  and the  Guarantors,  and  the  Initial
Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

                           (e) The  remedies  provided for in this Section 8 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  9. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions; provided, that, satisfaction of the condition in paragraph (l) below may not be waived by the Initial Purchasers without the Company's consent:

                           (a) All the  representations  and  warranties  of the
Company and the Guarantors contained in this Agreement shall be true and correct in all material respects, except for those representations and warranties of the Company and the Guarantors which are qualified as to materiality, which representations and warranties shall be true and correct in all respects, on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                           (b) On or after the date hereof,  (i) there shall not
have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

                           (c)   Since   the   respective   dates  as  of  which
information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and
(iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

                           (d) You shall have  received  on the  Closing  Date a
certificate dated the Closing Date, signed by the President and the Chief Financial Officer (or if there is no Chief Financial Officer, the Treasurer) of the Company and each of the Guarantors, confirming the matters set forth in Sections 6(ab), 9(a) and 9(b) and stating that each of the Company and the Guarantors has complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

                           (e) You shall have  received on the  Closing  Date an
opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Olshan Grundman Frome & Rosenzweig LLP, counsel for the Company and the Guarantors, to the effect that:

                                    (i) each of the Company  and its  Restricted
                           Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

                                    (ii) each of the Company and its  Restricted
                           Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification or license, except where the failure to be so qualified or licensed would not have a Material Adverse Effect;

                                    (iii) all the outstanding  shares of capital
                           stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                                    (iv)  all  of  the  outstanding   shares  of
                           capital stock of each of the Company's direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any Lien, except as set forth in Schedule C-3 hereto;

                                    (v) the Series A Senior Notes have been duly
                           authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as
                           (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies or other may be limited by equitable principles of general applicability;

                                    (vi) the  Subsidiary  Guarantees  have  been
                           duly authorized and, when the Series A Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Subsidiary Guarantees endorsed thereon will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (vii)   the    Indenture   has   been   duly
                           authorized, executed and delivered by the Company and each Guarantor and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (viii)   this   Agreement   has  been   duly
                           authorized, executed and delivered by the Company and the Guarantors;

                                    (ix) the  Registration  Rights Agreement has
                           been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (x) the Term  Loan  Agreement  has been duly
                           authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (xi) the  Series B Senior  Notes  have  been
                           duly authorized;

                                    (xii) the Intercreditor, Indemnification and
                           Subordination Agreement has been duly authorized, executed and delivered by each of

                           WHX, Unimast, the Company and WPSC and is a valid and binding agreement of each party thereto in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (xiii) the Tax  Sharing  Agreement  has been
                           duly authorized, executed and delivered by each of WHX and the Company and is a valid and binding agreement of each party thereto in accordance with its terms, except as (x) the enforceability thereof may be limited by the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) rights of acceleration, if applicable, and the availability of equitable or other remedies may be limited by equitable principles of general applicability;

                                    (xiv)  the  statements  under  the  captions
                           "Risk Factors-Significant Outstanding Indebtedness of The Company," "Risk Factors-Cross-default Provisions," "Risk Factors-Obligations to Joint Ventures" "Risk Factors- Substantial Employee Post Retirement Obligations," "Fraudulent Conveyance;
                           Possible Invalidity of Subsidiary Guarantees" "Business- Legal Proceedings-Environmental Matters," "Business-Legal Proceedings-General Litigation,"
                           "Description of Notes," "Description of Principal Indebtedness", "Description of Receivables Facility" and "Indemnification and Intercreditor Agreement" in the Offering Memorandum, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings;

                                    (xv)  neither  the  Company  nor  any of its
                           subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, (i) to which the Company or any of its subsidiaries is a party or (ii) by which the Company or any of its subsidiaries or their respective property is bound;

                                    (xvi)   the    execution,    delivery    and
                           performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, the compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states),
                           (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument (x) to which the Company or any of its subsidiaries is a party or (y) by which the Company or any of its subsidiaries or their respective property is bound, that is material to the Company and its subsidiaries, taken as a whole, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property,
                           (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the
                           Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization;

                                    (xvii)   after  due   inquiry   but  without
                           independent investigation, other than as set forth on the Offering Memorandum such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                                    (xviii) the Company is not and, after giving
                           effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xix)   to  the   best  of  such   counsel's
                           knowledge after due inquiry but without independent investigation, there are no contracts, agreements or understandings between the Company or any Guarantor and any person granting such person the right to require the Company or such Guarantor to file a registration statement under the Act with respect to any securities of the Company or such Guarantor or to require the Company or such Guarantor to include such securities with the Notes and Subsidiary Guarantees registered pursuant to any Registration Statement;

                                    (xx) the  Indenture  complies  as to form in
                           all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA.

                                    (xxi) no  registration  under the Act of the
                           Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales assuming that (i) each Initial Purchaser is a QIB, or a Regulation S Purchaser, (ii) the accuracy of, and compliance with, the Initial Purchasers' representations and agreements contained in Section 7 of this Agreement and (iii) the accuracy of the representations of the Company and the Guarantors set forth in Sections 5(h) and 6(ah), (ai), (aj), (ak) and (al) of this Agreement.

                                    (xxii) such counsel has no reason to believe
                           that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  The opinion of Olshan Grundman Frome & Rosenzweig LLP described in Section 9(e) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein. In giving such opinion with respect to the matters covered by Section 9(f)(xxii), Olshan Grundman Frome & Rosenzweig LLP may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. For opinions other than those with respect to federal law, the laws of the State of New York or Delaware corporate laws, Olshan Grundman Frome & Rosenzweig LLP may rely on opinions of local counsel.

                           (f) The Initial Purchasers shall have received on the
Closing Date an opinion, dated the Closing Date, of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

                           (g) The Initial  Purchasers  shall have received,  at
the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Price Waterhouse LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

                           (h) The Initial  Purchasers  shall have received,  at
the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Coopers & Lybrand LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information for Wheeling-Nisshin, Inc. contained in the Offering Memorandum.

                           (i) The Series A Notes  shall have been  approved  by
the NASD for trading and duly listed in PORTAL.

                           (j) The  Initial  Purchasers  shall  have  received a
counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee.

                           (k)  The  Company  and  the  Guarantors   shall  have
executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

                           (l) The Company shall have executed and delivered the
Term Loan Agreement, the Company shall have borrowed an aggregate of not less than $75,000,000 thereunder and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

                           (m) The  Initial  Purchasers  shall  have  received a
certificate of Bank One, N.A., as trustee under the Indenture, dated as of November 15, 1993, by and between the Company and Bank One, Columbus N.A. n/k/a Bank One, N.A. (the "Old Indenture"), certifying that the Company has satisfied all conditions to defease the 9 3/8% Senior Notes due 2003 (the "Old Notes") under Section 8.2 of the Old Indenture and that the Company's obligations under the Old Indenture have been discharged in accordance with Section 8.2 thereof.

                           (n) Each of WHX, Unimast,  the Company and WPSC shall
have entered into the Intercreditor, Indemnification and Subordination Agreement in a form acceptable to the Initial Purchasers, and the Initial Purchasers shall have received an original copy thereof, duly executed by the parties thereto.

                           (o) Each of WHX and the  Company  shall have  entered
into the Tax Sharing Agreement in a form acceptable to the Initial Purchasers, and the Initial Purchasers shall have received an original copy thereof, duly executed by the parties thereto.

                           (p) Neither the Company nor the Guarantors shall have
failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Guarantors, as the case may be, at or prior to the Closing Date.

                  10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

                  This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

                  If on the  Closing  Date  any  one  or  more  of  the  Initial
Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A

Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.


                  11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or any Guarantor, to Wheeling-Pittsburgh Corporation, 1134 Market Street, Wheeling, West Virginia 26003, Attention: Chief Financial Officer and (ii) if to the Initial Purchasers, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial
Purchasers, the officers or directors of the Initial Purchasers, any person controlling an Initial Purchaser, the Company, any Guarantor, the officers or directors of the Company or any Guarantor, or any person controlling the Company or any Guarantor, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

                  If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and each Guarantor, jointly and severally, agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Company and each Guarantor also agree, jointly and severally, to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 8).

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Guarantors, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of the Company and the Guarantors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.


                                     Very truly yours,

                                     WHEELING-PITTSBURGH CORPORATION


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:


                                     WHEELING-PITTSBURGH STEEL
                                     CORPORATION


                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:



                                     CONSUMERS MINING COMPANY


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

                                     WHEELING EMPIRE COMPANY


                                     By:
                                        ----------------------------------
                                     Name:
                                     Title:


                                     MINGO OXYGEN COMPANY


                                     By:
                                        ---------------------------------
                                     Name:
                                     Title:

                                     PITTSBURGH CANFIELD CORPORATION


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


                                     WHEELING CONSTRUCTION PRODUCTS,
                                     INC.


                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


                                     WP STEEL VENTURE CORPORATION


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

                                     CHAMPION METAL PRODUCTS, INC.


                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:


                                     DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION



                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

                                     CITICORP SECURITIES, INC.


                                     By:
                                        --------------------------------
                                     Name:
                                        Title:

                                   SCHEDULE A

                                   Guarantors

Wheeling-Pittsburgh Steel Corporation
Consumers Mining Company
Wheeling-Empire Company
Mingo Oxygen Company
Pittsburgh-Canfield Company
Wheeling Construction Products, Inc.
WP Steel Venture Corporation
Champion Metal Products, Inc.

                                   SCHEDULE B


                                                              Principal Amount
          Initial Purchaser                                      of Notes

Donaldson, Lufkin & Jenrette
  Securities Corporation..................................        $220,000,000

Citicorp Securities, Inc..................................        $ 55,000,000

  Total  .................................................        $275,000,000

                                  SCHEDULE C-1

                                  Subsidiaries

Wheeling-Pittsburgh Corporation Subsidiaries:

         Wheeling-Pittsburgh Steel Corporation Consumers Mining Company Wheeling-Empire Company Monessen Southwestern Railway Company Mingo Oxygen Company Pittsburgh-Canfield Corporation Wheeling Construction Products, Inc.

Wheeling-Pittsburgh Steel Corporation Subsidiaries:

         Wheeling Pittsburgh Funding, Inc.
         WP Steel Venture Corp.

Consumers Mining Company Subsidiary:

         W-P Coal Company

Wheeling-Construction Products, Inc. Subsidiary:

         Champion Metal Products, Inc.

                                  SCHEDULE C-2

                                 Joint Ventures


Entity                              Number of Shares         Percentage Interest

Wheeling-Nisshin, Inc.                        2,500                  35.7%
Ohio Coatings Company                           600                  50.0%

                                  SCHEDULE C-3

                            Pledged Subsidiary Stock


Wheeling-Pittsburgh Funding, Inc.
Pittsburgh-Canfield Corporation
Wheeling Construction Products, Inc.
Champion Metal Products, Inc.

                                    EXHIBIT A

                      Form of Registration Rights Agreement